PROMISSORY NOTE

$11,310,591.46                                               Birmingham, Alabama
                                                                 August 25, 2003

     FOR VALUE RECEIVED, Alabama Somerby, LLC, a Delaware limited liability company (the "Company"), and, subject to the limitations set forth in Section 7 below, ARC Somerby Holdings, Inc., a Tennessee corporation ("ARC"), each promise to pay to Daniel Senior Living, L.L.C., an Alabama limited liability company (together with any successor, assignee or endorsee the "Holder"), without offset and in immediately available funds, c/o Daniel Corporation, 3595 Grandview Parkway, Suite 400, Birmingham, Alabama 35243-1930, or at such address as the Holder may provide the Company in writing, the principal sum of Eleven Million Three Hundred Ten Thousand Five Hundred Ninety-One and 46/100 Dollars ($11,310,591.46), as such principal sum is reduced from time to time by the amounts paid to and received by the Holder pursuant to the Earn Out Agreement (as hereinafter defined) and as such principal sum is adjusted from time to time pursuant hereto, with simple interest payable on the unpaid balance of such principal sum as of August 25, 2006 (the "Conversion Date") from and after such date at an annual rate equal to the Prime Rate (as hereinafter defined).

                                    RECITALS

     WHEREAS, in consideration of the Holder's entering into the transactions more particularly described in the Earn-Out Agreement, the parties now wish to make this Promissory Note in favor of the Holder.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

     1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Earn Out Agreement. Additionally, as used in this Promissory Note, the following terms shall have the following meanings:

     "Earn Out Agreement" shall mean that certain Earn Out Agreement of even date herewith by and among CNL Retirement DSL1 Alabama, LP, Daniel Senior Living, L.L.C., American Retirement Corporation and Alabama Somerby, LLC, a conformed copy of which is attached hereto as Exhibit A.

     "LLC Agreement" means the Company's Limited Liability Company Agreement of even date herewith.

     "Prime Rate" shall mean, at any given time, the rate of interest publicly announced by Bank of America, N.A. (or any successor thereof, or, alternatively, The Wall Street Journal) as its prime, reference or similar rate of interest as of such time.

     2. Payment Terms. The Company shall, within ten (10) days after the first day of each calendar quarter during the term of this Promissory Note, pay to the Holder without notice or demand an amount equal to the Net Operating Income (Lessee Cash Flow) (as increased by any income resulting from the proceeds of any business interruption insurance which income is included in the definition of Total Facility Revenue (under the Leases) and not already included in the Earn Out Agreement) for and during the immediately preceding calendar quarter until such time as the Holder shall have received an aggregate amount equal to all amounts due from time to time hereunder pursuant to the terms of this Promissory Note and the Earn Out Agreement, provided, however, that, to the extent that any payment the Company is required to make to the Holder pursuant to the preceding clause would, if made, cause the Holder to have received an amount in excess of the total amount of principal and interest then outstanding under this Promissory Note, such payment shall be reduced as necessary to cause the amount of such payment to equal the total amount of principal and interest then outstanding under this Promissory Note. All outstanding amounts of principal and interest as of the fifth (5th) anniversary of the date hereof shall be due and payable in full on such anniversary, or, if applicable, on the immediately succeeding business day.

     3. Imputed Interest. In the event that any payments hereunder are deemed to include any unstated or imputed interest, the rate for determining the amount of such payments that will constitute such unstated or imputed interest will the "short-term federal rate" (as such term is defined in Section 1274(d) of the Internal Revenue Code of 1986, as now and hereafter amended, and the regulations, rulings and pronouncements promulgated thereunder) as of the date hereof which the Company and the Holder acknowledge is (1.21%), and the Company and ARC shall prepare and file all tax returns to be filed with any taxing authority in a manner consistent with the foregoing and shall take no position inconsistent therewith in any tax return, in any discussion with or proceeding before any taxing authority, or otherwise.

     4. Prepayment. The Company shall have the privilege to prepay all or any portion of the principal amount hereof, at any time, without premium or penalty and with interest computed and charged to the date of prepayment only. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that any payments made to and received by the Holder pursuant to the terms of the Earn Out Agreement shall constitute prepayments of principal due under this Promissory Note, and, accordingly, shall reduce the principal balance of this Promissory Note.

     5. Security; Remedies. As security for the full and timely performance of all of the Company's obligations hereunder, ARC hereby grants to the Holder a security interest in and pledges one hundred percent (100%) of its membership interest in the Company (the "Membership Interest") now owned or hereafter acquired or arising, together with the proceeds thereof, and all cash, securities or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any of the Membership Interest. Upon the occurrence of a default hereunder, the sole rights and remedies of the Holder with respect to ARC shall be, and the Holder is hereby authorized and empowered, to: (a) exercise all of ARC's rights with respect to the Membership Interest, which rights shall include, without limitation: (i) all of ARC's rights under the LLC Agreement or under the Delaware Limited Liability Company Act, 6 Del. L. ss. 18-101 et seq. as now or hereafter amended, or any corresponding provision or provisions of any succeeding law; (ii) all of ARC's financial rights with respect to the Membership Interest; and (iii) all of ARC's governance rights with respect to the Membership Interest, including without limitation, voting rights and rights as the Managing Member (as such term is defined in the LLC Agreement) of the Company; (b) collect and receive all cash dividends


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

and other distributions made with respect to the Membership Interest (including, without limitation, any liquidating distributions); and (c) otherwise act with respect to the Membership Interest as though the Holder were the outright owner thereof. ARC hereby irrevocably constitutes and appoints the Holder as its attorney-in-fact (coupled with an interest), with full power of substitution to exercise any of the rights provided in the preceding sentence; provided, however, that Holder shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Nothing herein shall limit any of the Holder's rights pursuant to the LLC Agreement, including without limitation, any rights granted to the Holder upon the occurrence of a default hereunder. Except as may be prohibited by applicable law, all of the Holder's rights and remedies, whether evidenced by this Promissory Note or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by the Holder to pursue any remedy will not constitute a waiver of its rights to pursue other remedies or an election to make expenditures. Notwithstanding anything to the contrary herein, the Holder agrees not to seek to sell the Membership Interest or any part thereof without the prior written consent of ARC, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that as a result of the exercise of its remedies hereunder, the Holder shall become the owner of the Membership Interest, it shall, contemporaneously with its exercise of such remedies, reimburse ARC for all Transactional Expenses (as defined in the LLC Agreement) incurred without duplication, by ARC and/or the Company as of such time. ARC and the Company shall take all actions and shall file all such documents as may be requested by the Holder to evidence, perfect and continue to perfect the security interests and other rights granted herein.

     6. Default. In any one or more of the following events the Company shall be deemed in default under the terms of this Promissory Note:

     (a) The failure of the Company to make any payment required under this Promissory Note within ten (10) days after receipt of written notice thereof following the due date of such payment;

     (b) The occurrence of an Event of Default (as such term is defined in the Leases) under either Lease which has not been waived and with respect to which the Holder exercises its cure rights under either of the Leases or the Earn Out Agreement; or

     (c) a material breach or a default of the LLC Agreement by ARC.

     If Company defaults under the terms of this Promissory Note then the Holder shall, without notice to any party, be entitled to exercise and enforce all the rights and remedies described in Section 5 hereof.

     7. Non-Recourse Obligations. Except as expressly provided in this Section 7, notwithstanding any other provision in this Promissory Note, this Promissory
Note is a non-recourse obligation of ARC and the Company and the Holder, as evidenced by its acceptance of delivery hereof, agrees that ARC and the Company shall not, except to the extent herein stated, be or become personally liable for payment of any amounts due under this Promissory Note and, upon the occurrence of a default hereunder, the Holder shall look solely to the Membership Interest of ARC (and the Holder's rights and remedies with respect to such Membership Interest pursuant to Section 5 hereof) for the satisfaction of all amounts due from ARC under this

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

Promissory Note and solely to the Net Operating Income (Lessee Cash Flow) of the Company for the satisfaction of all amounts due from the Company under this Promissory Note. No property of ARC or the Company other than, as applicable, the Membership Interest or the Net Operating Income (Lessee Cash Flow) shall be subject to levy, execution or enforcement for the satisfaction of the Holder's rights and remedies under this Promissory Note, and the Holder will not make any claim or institute any action or proceeding against ARC or the Company with respect to such other property in connection with this Promissory Note. Notwithstanding the foregoing, the Holder may give such notices and take such other actions as may be necessary to foreclose on its security interest in the Membership Interest, and ARC and their respective properties shall be personally liable for any and all damages resulting from any fraud, breach of trust, breach of warranty or misrepresentation committed by ARC in connection therewith.

     8. Waivers, Extensions. Each of the parties to this instrument, whether maker, endorser, surety or guarantor, hereby severally (a) waives as to this debt or any renewal or extension thereof all rights of exemption under the Constitution or laws of Alabama or any other state as to personal property; (b) agrees to pay all costs of collecting or securing or attempting to collect or secure this Promissory Note, including reasonable attorney's fees; (c) waives demand, presentment, protest, notice to hold protest, suit and all other requirements necessary to hold him, her or it liable hereunder; (d) agrees that time or payment may be extended or renewal note taken or other indulgence granted without notice of or consent to such action, without release of liability as to any party to this instrument, and (e) acknowledges receipt of a duplicate copy of this Promissory Note.

     The Holder may extend the time of payment of this Promissory Note, postpone the enforcement hereof, release any of the collateral or security pledged or given in connection herewith, or grant any other indulgences whatsoever, without affecting or diminishing the Holder's right of recourse against the Company, as provided herein, which right is hereby expressly reserved. The Holder shall not be deemed to have modified, terminated, discharged or waived any of its rights hereunder unless such modification, termination, discharge or waiver is in writing and signed by the Holder. No delay on the part of the holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercises thereof or the exercise of any other power or right. All rights and remedies of the Holder shall be cumulative and may be exercised consecutively or concurrently.

     9. Usury. Notwithstanding any provision herein to the contrary, the interest rate provided by this Promissory Note shall in no case exceed the rate allowable under any statute or law applicable to this transaction when appropriate consideration is given to borrowers and lenders of like character or classification. In the event the rate is determined to exceed the rate allowable under any statute or law applicable to this transaction after giving such appropriate consideration, the interest rate shall be the maximum allowed by any such statute or law.

     10. Financial Statements and Information. For so long as there are amounts of principal and/or interest outstanding hereunder, the Company shall, within thirty (30) days after the end of each calendar quarter and within ninety (90) days after the end of each calendar year, provide to the Holder copies of the Company's and both properties' financial statements

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

(including balance sheets, income statements and statements of cash flows) and rent rolls for, as applicable to the properties, such calendar quarter or calendar year.

     11. Notices. Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Promissory Note shall be given in writing and delivered either by hand, by telecopier with acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier). All such notices shall be deemed to have been given upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal. All such notices shall be addressed as follows:

            If to Maker:              Daniel Senior Living, L.L.C.
                                      3595 Grandview Parkway
                                      Suite 400
                                      Birmingham, Alabama  35243-1930
                                      Attn:    John Gorecki
                                      Phone:   (205) 443-4777
                                      Fax:     (205) 443-4615

            with a copy to:           Baker, Donelson, Bearman, Caldwell
                                      & Berkowitz, PC
                                      420 North 20th St.
                                      Suite 1600
                                      Birmingham, Alabama 35203
                                      Attn:    Denise Killebrew, Esq.
                                      Phone:   (205) 250-8320
                                      Fax:     (205) 322-8007

            If to Company             Alabama Somerby, LLC
                                      c/o American Retirement Corporation
                                      111 Westwood Place, Suite 200
                                      Brentwood, Tennessee 37027
                                      Attn:    H. Todd Kaestner
                                      Phone:   (615) 221-2257
                                      Fax:     (615) 221-2269

            with a copy to:           Daniel Senior Living, L.L.C.
                                      3595 Grandview Parkway
                                      Suite 400
                                      Birmingham, Alabama  35243
                                      Attn:    John Gorecki
                                      Phone:   (205) 443-4777
                                      Fax:     (205) 443-4615

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


            If to ARC:                American Retirement Corporation
                                      111 Westwood Place, Suite 200
                                      Brentwood, Tennessee 37027
                                      Attn:    H. Todd Kaestner
                                      Phone:   (615) 221-2257
                                      Fax:     (615) 221-2269

            with a copy to:           Bass, Berry & Sims PLC
                                      315 Deaderick Street
                                      AmSouth Center
                                      Suite 2700
                                      Nashville, Tennessee  37238-3001
                                      Attn:    T. Andrew Smith, Esq.
                                      Phone:   (615) 742-6200
                                      Fax:     (615) 742-6293

            with a copy to:           Bass, Berry & Sims PLC
                                      315 Deaderick Street, Suite 2700
                                      Nashville, Tennessee 37238
                                      Attn:    T. Andrew Smith, Esq.
                                      Phone:   (615) 742-6200
                                      Fax:     (615) 742-2766

            with a copy to:  Baker, Donelson, Bearman, Caldwell
                                      & Berkowitz, PC
                                      420 North 20th St.
                                      Suite 1600
                                      Birmingham, Alabama 35203
                                      Attn:    Denise Killebrew, Esq.
                                      Phone:   (205) 250-8320
                                      Fax:     (205) 322-8007

     12. Collection Costs and Expenses. Provided that the Holder is the prevailing party, the Company shall pay all reasonable out-of-pocket costs, fees and all expenses, including without limitation, any and all court or collection costs and reasonable attorneys' fees whether suit be brought or not, incurred in collecting this Promissory Note or defending any claim arising out of the execution of this Promissory Note or obligations which it evidences, or otherwise involving the employment by the Holder of attorneys with respect to this Promissory Note and the obligations it evidences.

     13. Respective Obligations of the Parties. In the event that a portion of any Earn Out Payment is paid into escrow as contemplated by Section 20 of the Contract, such escrowed amount will result in a reduction of the principal amount due hereunder except to the extent that the underlying claim is a claim for which the Current Operator (as defined in the Contract) is liable under those provisions of the Management and Marketing Services Agreement (as defined in the Contract) that are deemed to survive pursuant to the terms of that certain Termination

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

Agreement of even date herewith by and between the Holder and the Current Operator (as defined in the Contract).

     14. Successors and Assigns. The term "the Company" shall include the maker of this Promissory Note and each person and entity now or hereafter liable hereunder, whether as maker, principal, surety, guarantor, endorser or otherwise. The provisions of this Promissory Note shall apply to and bind the Company and its successors and assigns and shall inure to the benefit of the Holder, its successors and assigns, provided, however, that neither the Company nor the Holder may assign its rights and/or obligations under this Promissory Note without the prior written consent of the other.

     15. Severability. Any provision of this Promissory Note which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Promissory Note.

     16. Governing Law. This Promissory Note shall be governed in all respects by and construed in accordance with the internal, substantive laws, and not the choice of law rules, of the State of Tennessee.





                    (Signatures Appear on the Following Page)

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

     IN WITNESS WHEREOF, the undersigned have executed this Promissory Note on this the date and year first above written.

                                             Alabama Somerby, LLC
                                             By: ARC Somerby Holdings, Inc.
                                             Its: Managing Member



                                             By:
                                                 -------------------------------
                                             Its:
                                                  ------------------------------

                                             ARC Somerby Holdings, Inc.



                                             By:
                                                 -------------------------------
                                             Its:
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